Exhibit 10.38

AMCC

DEFERRED COMPENSATION PLAN

AMCC
DEFERRED COMPENSATION PLAN

Table of Contents

Article		Page

1	Purpose	1
2	Definitions	1
3	Participation in the Plan	4
4	Contributions and Allocations	5
5	Vesting	7
6	Distributions to Participants	7
7	Amendment or Termination of the Plan	10
8	Plan Administration	10
9	Miscellaneous	14

AMCC
DEFERRED COMPENSATION PLAN

The Board of Directors of Applied Micro Circuits Corporation (the “Company”), a California corporation, adopts this non-qualified deferred compensation plan, known as the AMCC DEFERRED COMPENSATION PLAN (the “Plan”), effective April 1, 2002.

ARTICLE 1

1.    PURPOSE.    The purpose of the Plan is to permit a select group of management or highly compensated employees of the Company to accumulate additional retirement income through a nonqualified deferred compensation plan that enables them to make elective deferrals in excess of those permitted under the AMCC 401(k) Retirement Plan.

This Plan is not intended to be a qualified plan within the meaning of sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”). This Plan is designed to qualify under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as an unfunded plan maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. If, for any reason, including but not limited to, the promulgation of regulations by the United States Department of Labor, this Plan, either in form or in operation, shall fail to so qualify, the Plan shall be revised, as necessary, and notwithstanding any other limitations herein, to comply with the requirements for maintaining such an unfunded plan.

ARTICLE 2

2.    DEFINITIONS.    As used in this Plan, the following capitalized words and phrases have the meanings indicated, unless a different meaning is expressly provided or plainly required by the context:

2.1.    Account means amounts credited to bookkeeping entries established or maintained for a Participant under the Plan.

2.2.    Allocation Date means the last day of any Plan Year, or any other date designated by the Committee.

2.3.    Beneficiary means the person or persons designated by a Participant, or otherwise entitled, to receive any amount credited to his Account that remains undistributed at his death.

2.4.    Bonus Compensation means the aggregate bonus amount paid to a Participant by the Company for the Plan Year, which bonus amount is based in whole or in part upon the performance of the business unit(s) which the Participant is responsible for managing.

2.5.    Change in Control means:

(A)    the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

(B)    substantially all of the assets or stock of the Company are sold or otherwise transferred to parties that are not within the “controlled group of corporations” (as defined in Section 1563 of the Code) in which the Company is a member; or

(C)    a merger, consolidation or reorganization of the Company with or involving any other corporation, other than a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization.

2.6.    Code means the Internal Revenue Code of 1986, as amended from time to time.

2.7.    Committee means the committee appointed in accordance with Section 8.1 to administer the Plan.

2.8.    Company means Applied Micro Circuits Corporation, a California corporation; any entity within the “controlled group of corporations” (as defined in Section 1563 of the Code) that, with the consent of the Committee, shall participate in this Plan; and any successor that shall maintain this Plan. Where, in the context of the Plan, Company refers to a single entity, Company means AMCC

2.9.    Compensation Reduction Accrual means an amount credited to the Compensation Reduction Accrual Account pursuant to a Compensation Reduction Agreement.

2.10.    Compensation Reduction Accrual Account means the account established to record Compensation Reduction Accruals authorized by Participants under the terms of this Plan.

2.11.    Compensation Reduction Agreement means an agreement between a Participant and the Company, under which the Participant agrees to a reduction in his Salary Compensation and/or Bonus Compensation and the Company agrees to credit him with Compensation Reduction Accruals under this Plan.

2.12.    Disability means a “disability” as defined in any group long-term disability policy or program sponsored by the Company and in effect at the time a Participant who has suffered a physical or mental impairment makes application under this Plan for a disability distribution.

2.13.    Effective Date means April 1, 2002, the date on which this Plan went into effect.

2.14.    Eligible Employee means an employee of the Company who has been designated to participate in the Plan by the Committee.

2.15.    Entry Date means the first day of each payroll period.

2.16.    Participant means any Eligible Employee who satisfies the conditions for participation in the Plan set forth in Section 3.1.

2.17.    Plan means the AMCC Deferred Compensation Plan, as set forth herein and as from time to time amended.

2.18.    Plan Year means the twelve (12) consecutive month period beginning each January 1st and ending each December 31st.

2.19.    Qualified Plan means the AMCC 401(k) Retirement Plan, as from time to time amended.

2.20.    Salary Compensation means the base annual salary payable to a Participant but shall not include Bonus Compensation. Salary Compensation also includes Compensation Reduction Accruals attributable to Salary Compensation under this Plan and any elective deferrals under cash-or-deferred arrangements or cafeteria plans that are not includible in gross income by reason of sections 125 or 402(a)(8) of the Code, but Salary Compensation does not include any other amounts contributed pursuant to, or received under, any other plan of deferred compensation or other amounts which may be compensation under section 3401(a) of the Code or otherwise.

2.21.    Termination of Employment means a Participant’s or former Participant’s separation from the service of the Company (including all affiliates of the Company) by reason of his resignation, retirement, discharge or death.

2.22.    Valuation Date means any Allocation Date and any other date as of which the value of Participants’ Accounts is determined.

Rules of Construction

2.23.    Governing Law—Except to the extent preempted by ERISA, construction and operation of this Plan will be governed by the laws of the State of California.

2.24.    Undefined Terms—unless the context clearly requires another meaning, any term not specifically defined in this Plan is used in the sense given to it by the Qualified Plan.

2.25.    Headings—the headings of Articles, Sections and Subsections are for reference only and are not to be utilized in construing the Plan.

2.26.    Gender—unless clearly inappropriate, all pronouns of whatever Gender refer indifferently to persons or objects of any gender.

2.27.    Singular and Plural—unless clearly inappropriate, singular terms refer also to the plural number and vice versa.

2.28.    Severability—if any provision of this Plan is held illegal or invalid for any reason, the remaining provisions are to remain in full force and effect and are to be construed and enforced in accordance with the purposes of the Plan as if the illegal or invalid provision did not exist.

ARTICLE 3

3.    PARTICIPATION IN THE PLAN

3.1.    Commencement of Participation.    An employee of the Company becomes a Participant on the first Entry Date following the date on which he becomes an Eligible Employee, provided he has made a Written Election in accordance with the terms of Section 3.3 below.

3.2.    Cessation of Participation.    If a Participant ceases to satisfy the conditions set forth in Section 3.1, his participation in this Plan terminates immediately, except that his Account will continue to be held for his benefit and will be distributed to him in accordance with the provisions of Article 6. He may resume participation as of any Entry Date on which he again satisfies the conditions of Section 3.1.

3.3.    Written Election by Participant.    Each Eligible Employee shall submit to the Committee a Written Election prior to the last day of the third quarter of the Corporate Fiscal Year for which he will be a Participant or, in the case of the Plan Year that includes the date on which the Plan is adopted, not later than thirty (30) days after such adoption; provided that in no event shall a Written Election be submitted later than December 31 of the year prior to the year for which Salary Compensation and/or Bonus Compensation is to be deferred.

3.3.1.    Such Written Election shall be made on the form made available by the Committee and shall set forth:

(A)    his participation in this Plan under the terms hereof;

(B)    the amount of Salary Compensation and/or Bonus Compensation the Eligible Employee has determined to defer under this Plan for the Plan Year, pursuant to Section 4.1 below;

(C)    the investment vehicles into which the Participant elects to have his Compensation Reduction Accrual Account deemed invested and the percentage of the account allocated to each elected investment vehicle; and

(D)    the form in which his benefit is to be distributed upon termination of service.

3.3.2.    A Participant may change a submitted Written Election in accordance with the following:

(A)    A Participant may change the investment vehicle(s) and the percentage of his Compensation Reduction Accrual Account allocated to each investment vehicle by completing and submitting any form or forms required by the Committee. Changes submitted to the Committee more than fifteen (15) days prior to the end of a calendar month shall be effective on the first day of the following calendar month. Changes submitted less than fifteen (15) days prior to the end of a calendar month shall become effective on the first day of the calendar month that is fifteen (15) or more days following delivery of the form to the Committee.

(B)    A Participant may change the form of distribution by submitting a new Written Election to the Company, provided that such change is submitted at least one hundred eighty (180) days prior to the commencement of distributions or, in the event of Disability, at any time on or after the determination of Disability has been approved by the Committee.

ARTICLE 4

4.    CONTRIBUTIONS AND ALLOCATIONS

4.1.    Participant Contributions.    A Participant may elect to defer a portion of his Salary Compensation and/or Bonus Compensation for each Plan Year. The amount deferred must be expressed as a percentage in whole numbers, of such Salary or Bonus Compensation. The Committee shall determine from time to time the minimum and maximum annual deferrals permitted for each Participant; provided, however, that the maximum annual deferral limitation for Salary Compensation is 85% of such Salary Compensation and, for Bonus Compensation, 100% of such Bonus Compensation. The minimum deferral a Participant must defer is $10,000.

4.2.    Establishment of Accounts.    The accounts specified in this Article 4 are established under the Plan to record the liability of the Company to Participants. All accounts are maintained on the books of the Company, and the Company is under no obligation to segregate any assets to provide for these liabilities; provided, however, that the Company may create a grantor trust in accordance with Section 8.5.2.

4.2.1.    Compensation Reduction Accrual Accounts.    A Compensation Reduction Accrual Account is maintained for each Participant for the purpose of recording the current value of his Compensation Reduction Accruals.

4.3.    Valuation of Accounts.

4.3.1.    Timing of Valuation.    All Accounts are valued as of each Allocation Date and as of any other Valuation Date fixed by the Committee.

4.3.2    Method of Valuing Accounts.

(A)    Allocation of Participant Contributions.    All salary amounts which a Participant elects to defer under the terms of this Plan shall be allocated to his Compensation Reduction Accrual Account on the last day of the month in which the pay date occurs. All annual bonus amounts which a Participant elects to defer under the terms of this Plan shall be allocated to his Compensation Reduction Accrual Account on the day that the annual bonus payment actually occurs.

(B)    Credited Earnings.    The amount credited to the Compensation Reduction Accrual Account of each Participant shall be deemed to be invested in investment vehicles as may be selected by the Committee in its sole discretion and the Committee shall not be obliged to make any investment directed pursuant to Section 3.3.1., the purpose of such deemed investment directions being to establish a method of adjusting each Participant’s Compensation Reduction Accrual Account in order to determine the amount that may ultimately be distributed hereunder. As of the last day of each month, a Participant’s Compensation Reduction Accrual Account shall be increased to reflect the additions credited to the Participant as a result of such deemed investments, determined as if the investments had actually been made and shall be charged with a reasonable estimate of the amount of expenses that would have been incurred had such investments actually been made.

(C)    Deductions.    A Participant’s Compensation Reduction Accrual Account shall be decreased by any distributions made with respect to the Participant pursuant to Article 6.

(D)    Investment Risk.    By electing to participate in this Plan, the Participant agrees on behalf of himself and his Beneficiaries to assume all risk in connection with any increase or decrease in the value of the investments which are deemed to be held in his Account.

ARTICLE 5

5.    VESTING.    A Participant’s interest in his Account is vested when it is not subject to forfeiture for any reason. Subject to Section 6.12, a Participant’s interest in his Compensation Reduction Accrual Account is fully (100%) vested at all times.

ARTICLE 6

6.    DISTRIBUTIONS TO PARTICIPANTS

6.1.    Termination of Employment Benefit.    Distribution of benefits will be made or commence, whichever is applicable, as soon as reasonably practicable after the first day of the second Plan Year following the Plan Year in which the Participant incurs a Termination of Employment.

6.1.1.    Manner of Distribution.    Each Written Election must specify in what form benefits accrued under the Plan will be distributed to the Participant. Available forms of distribution include:

(A)    lump sum;

(B)    annual installments paid over three (3) years;

(C)    annual installments paid over five (5) years;

(D)    annual installments paid over ten (10) years; or

(E)    annual installments paid over fifteen (15) years.

Notwithstanding any prior Written Election by a Participant, if a Participant incurs a delayed distribution pursuant to Section 8.6, the distribution to such Participant will only be made in annual installments paid over five (5) years.

6.1.2.    Interest Accrual.    If the form of distribution is in annual installments, the Participant’s Account will continue to be deemed invested in the investment vehicles elected by the Participant and the annual installment payments will be adjusted to reflect the earnings of such deemed investments.

6.2.    Disability Benefit.    If a Participant becomes disabled as defined in Section 2.12, distribution of benefits will commence as soon as reasonably practicable after the Participant is disabled. Disability benefits will be paid according to the Participant’s Written Election.

6.3.    Survivor Benefits.

6.3.1    If a Participant dies after a distribution has commenced, his Beneficiary shall receive, as soon as practicable after the date of death, a distribution of the Participant’s entire benefit in a lump sum.

6.3.2    If a Participant dies before a distribution has commenced and the Company has not purchased a life insurance contract in connection with such Participant’s benefit, the Company will pay the Participant’s Beneficiary an amount equal to the Participant’s current Account balance. Such benefit shall be distributed, as soon as practicable after the death of the Participant, in a lump sum.

6.4.    Unplanned In-Service Benefit.    A Participant may elect to receive his Account balance as an Unplanned In-Service Benefit, in any form of distribution permitted under Section 6.1.1, and commencing (or to be made) as soon as reasonably practicable after the first day of the second Plan Year following the date of the election, by providing the Committee with a written election to do so. In consideration for receiving an Unplanned In-Service Benefit, such Participant shall permanently forfeit an amount equal to ten (10%) of his Account balance and forego all future participation for the remainder of the Plan Year and the following Plan Year.

6.5.    Financial Hardship Benefit.    A Participant may request a distribution of a portion of his Account as a Financial Hardship Benefit at any time by providing the Committee, to its satisfaction, with a written election to do so, proof of an unforeseeable financial hardship and proof that all other financial resources have been explored and utilized. The amount of a Financial Hardship Benefit shall be limited to the lesser of the amount needed for the financial hardship or such Participant’s Account balance. In consideration for receiving a Financial Hardship Benefit, such Participant shall forego all future participation for the remainder of the Plan Year and the following Plan Year.

6.6.    Change in Control Benefit.    In the case of a Change in Control as defined in Section 2.5, all Participant Accounts shall be distributed in a lump sum payment as soon as administratively practicable.

6.7.    Type of Property to be Distributed.    All distributions from the Plan to Participants and Beneficiaries shall be made in cash, unless the Committee determines that other property should be distributed.

6.8.    Election of Beneficiary

6.8.1.    Designation or Change of Beneficiary by Participant.    When an Eligible Employee qualifies for participation in the Plan, the Committee will send him a Beneficiary designation form, on which he may designate one or more Beneficiaries and successor Beneficiaries. A Participant may change his Beneficiary designation at any time by filing the prescribed form with the Committee and the consent of the Participant’s current Beneficiary is not required for a change of Beneficiary. No Beneficiary has any rights under this Plan except as are provided by its terms. The rights of a Beneficiary who predeceases the Participant who designated him immediately terminate, unless the Participant has specified otherwise.

6.8.2.    Beneficiary if No Election is Made.    Unless a different Beneficiary has been elected in accordance with Section 6.9.1, the Beneficiary of any Participant who is lawfully married on the date of his death is his surviving spouse of if no surviving spouse, then surviving children shall be the beneficiary. The Beneficiary of any other Participant who dies without having designated a Beneficiary is his estate.

6.9.    Nonalienability.    The rights of each Participant are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or any Beneficiary. Neither the Participant nor Beneficiary may assign, transfer or pledge the benefits under this Plan. Any attempt to assign, transfer or pledge a Participant’s benefits under this Plan is void.

6.10.    Dissolution of Marriage.    If a Participant is divorced prior to the commencement of his Annual Benefit, the former spouse of the Participant shall only be entitled to receive a portion of the Participant’s Annual Benefit, if at all, at such time and in such form as the Participant is entitled to his Annual Benefit. Any rights of the former spouse are contingent upon the rights of the Participant hereunder, and the former spouse shall not be entitled to accelerate distributions and shall not be entitled to any funds before they are available to the Participant, if at all, under the terms of the Plan.

6.11.    Income Recognition.    If it shall be determined by a final administrative decision of the Internal Revenue Service (which is not appealed by the Participant) or by a final decision of a court of competent jurisdiction (which is not appealed by the Participant) that all or any part of the Participant’s Account is includable in the income of the Participant prior to the actual receipt of such amount, the Committee shall make a special payment to such Participant, which shall, to that extent, discharge the Company’s obligations under this Plan, in an amount equal to such Participant’s estimated federal, state and local income tax liabilities related to such inclusion and to the inclusion in income of such special payment; provided, that such special payment shall not exceed the value of the Participant’s Account balance. The Participant shall have no obligation to appeal any determination made by the Internal Revenue Service or the decision of any such court.

6.12.    Manner of Payment.    Any payment to be made by the Committee hereunder may be made by the Company’s check. Mailing to a person entitled to payment hereunder at the address of such person last furnished to the Company shall be adequate delivery of such payment for all purposes. If the whereabouts of a person entitled to payment under the Plan cannot be determined after reasonable search by the Committee and such person’s whereabouts continue to be unknown for a period of three (3) years, the Committee may determine that such person has died, and payment shall be made to such person’s Beneficiary or, if after a reasonable search by the Committee, no such Beneficiary shall be located, the Participant’s Account under the Plan shall be forfeited. Any determination hereunder shall be final and binding on all persons under the Plan, and no interest or penalty shall be payable with respect to any payment that cannot be delivered because a person’s whereabouts cannot be so determined or continue to be unknown.

ARTICLE 7

7.    AMENDMENT OR TERMINATION OF THE PLAN

7.1    Committee’s Right to Amend or Terminate Plan.    The Committee may, at any time and from time to time, amend, in whole or in part, any of the provisions of this Plan or may terminate it as a whole or with respect to any Participant or group of Participants. Any such amendment or termination is binding upon all Participants and their Beneficiaries and all other parties in interest.

7.2    When Amendment or Termination Take Effect.    A resolution amending or terminating the Plan becomes effective as of the date specified therein.

7.3    Restriction on Retroactive Amendments.    No amendment may be made that retroactively deprives a Participant of any benefit accrued before the date of the amendment.

ARTICLE 8

8.     PLAN ADMINISTRATION

8.1    The Administrative Committee.    The Plan is administered by the Committee which consists of one or more persons appointed by the Chief Executive Officer. The Chief Executive Officer may remove any member of the Committee at any time, with or without cause, and may fill any vacancy. If a vacancy occurs, the remaining member or members of the Committee have full authority to act. Any member of the Committee may resign by delivering his written resignation to the Chief Executive Officer and the Committee. Any such resignation becomes effective upon its receipt by the Chief Executive Officer or on such other date as is agreed to by the Committee and the resigning member. The Committee acts by a majority of its members at the time in office and may take action either by vote at a meeting or by consent in writing without a meeting. The Committee may adopt such rules and appoint such subcommittees, as it deems desirable for the conduct of its affairs and the administration of the Plan. If, at any time, the Chief Executive Officer of the Company has been determined to be incapacitated by the Committee, the Chief Operating Officer of the Company shall succeed to the functions set forth herein of the Chief Executive Officer.

8.2    Powers of the Committee.    In carrying out its duties with respect to the general administration of the Plan, the Committee has, in addition to any other powers conferred by the Plan or by law, the following powers:

(a)    to determine all questions relating to eligibility to participate in the Plan;

(b)    to compute the amount and kind of distributions payable to Participants and their Beneficiaries;

(c)    to maintain all records necessary for the administration of the Plan;

(d)    to interpret the provisions of the Plan and make any and all determinations arising thereunder, such interpretations and determinations to be final, conclusive and binding on all Participants and Beneficiaries hereunder;

(e)    to establish and modify the method of accounting for the Plan;

(f)    to employ counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties hereunder; and

(g)    to perform any other acts necessary and proper for the administration of the Plan.

8.3    Indemnification

8.3.1    Indemnification of Members of the Committee by the Company.    The Company agrees to indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of his action or failure to act in such capacity, excepting only expenses and liabilities arising out of his own willful misconduct or gross negligence. This right of indemnification is in addition to any other rights to which any member of the Committee may be entitled.

8.3.2    Liabilities for which Members of the Committee are Indemnified.    Liabilities and expenses against which a member of the Committee is indemnified hereunder include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against him or the settlement thereof.

8.3.3.    Company’s Right to Settle Claims.    The Company may, at its own expense, settle any claim asserted or proceeding brought against any member of the Committee when such settlement appears to be in the best interests of the Company.

8.4.    Claims Procedure.    Any Participant or Beneficiary who believes that he is being denied a benefit to which he is entitled under the Plan and who wishes to request review of a claim for benefits, or who wishes an explanation of a benefit or its denial, may direct to the Committee a written request for such review. The Committee shall respond to the request by issuing a notice to the claimant as soon as possible, but in no event later than ninety (90) days from the date of the request. This notice furnished by the Committee shall be written in a manner calculated to be understood by the claimant and shall include the following:

•    The specific reason or reasons for any denial of benefits;

•    The specific Plan provisions on which any denial is based;

•    A description of any further material or information which is necessary for the claimant to perfect his claim and an explanation of why the material or information is needed; and

•    An explanation of the Plan’s claim appeals procedure.

If the claimant does not respond to the notice, posted by first-class mail to the address of record of the Committee, within sixty (60) days from the posting of the notice, the claimant shall be considered satisfied in all respects. If the Committee fails to respond to the claimant’s written request for a review, the claimant shall be entitled to proceed to the claim appeals procedure described in the next paragraph.

In the event that the claimant wishes to appeal the claim review denial, the claimant or his duly authorized representative may submit to the Committee, within sixty (60) days of the receipt of the notice, a written notification of appeal of the claim denial. The notification of appeal of the claim denial shall permit the claimant or his duly authorized representative to utilize the following claim appeals procedures:

•    To review pertinent documents; and

•    To submit issues and comments in writing to which the Committee shall respond.

The Committee shall furnish a written decision on the appeal no later than sixty (60) days after receipt of the notification of appeal, unless special circumstances require an extension of the time for processing the appeal. In no event, however, shall the Committee respond later than one hundred twenty (120) days after a request for an appeal. The decision on appeal shall be in writing and shall include specific reasons for the decision, and shall be written in a manner calculated to be understood by the claimant and contain specific reference to the pertinent Plan provisions on which the decision is based.

8.5.    Deferred Compensation As An Unsecured Promise

8.5.1.    No Segregation.    The Company shall not be required to segregate any funds representing the Accounts of Participants hereunder, and nothing in this Plan shall be construed as providing for such segregation.

8.5.2.    Creation of Trust.    The Company may create a grantor trust (within the meaning of Section 671 of the Code) in connection with the adoption of this Plan to which it may from time to time make contributions. Notwithstanding any creation of such a trust, the benefits hereunder shall be a general obligation of the Company. Payment of benefits from such trust shall, to that extent, discharge the Company’s obligations under this Plan. All payments provided for under this Plan not so discharged shall be paid in cash from general assets of the Company.

8.5.3.    Reliance.    Nothing in this Plan, and no action taken pursuant to its terms, shall create or be construed to create a trust or escrow account of any kind, or a fiduciary relationship between the Committee or the Company and any Participant or any other person. The Participants shall rely solely on the unsecured promise of the Company to make the payments required hereunder, but shall have the right to enforce such a claim in the same manner as any unsecured general creditor of the Company.

8.5.4.    Insurance Policies.    In the event that, in its discretion, the Company purchases an insurance policy or policies insuring the life of a Participant to allow the Company to recover the cost of providing benefits, in whole or in part, hereunder, neither the Participant nor his Beneficiary shall have any rights therein or in the proceeds therefrom. The Company shall be the sole owner and beneficiary of any such insurance policy and shall possess and exercise all incidents of ownership therein.

8.6.    Delayed Distributions.    Notwithstanding any other provision of this Plan, all rights to a Participant’s Account, and to any payments hereunder, shall be delayed until the second anniversary of the date of termination, if any one of the following circumstances occur:

•    the Participant is discharged from employment with the Company for “cause;” or

•    the Participant violates the non-competition and non-disclosure agreements previously entered into with the Company.

For purposes of this Plan, the Participant shall be deemed terminated for cause if the Company terminates the Participant, or the Participant terminates his employment, after the Participant shall have committed any felony relating to the Company or its property, including, but not limited to, a felony involving fraud, theft, misappropriation, dishonesty, or embezzlement.

ARTICLE 9

9.    MISCELLANEOUS

9.1    Plan not a Contract of Employment.    The adoption and maintenance of the Plan does not constitute a contract between the Company and any Participant or to be consideration for the employment of any person. Nothing herein contained gives any Participant the right to be retained in the employ of the Company or derogates from the right of the Company to discharge any Participant at any time without regard to the effect of such discharge upon his rights as a Participant in the Plan.

9.2    No Rights Under Plan Except as Set Forth Herein. Nothing in this Plan, express or implied, is intended, or shall be construed, to confer upon or give to any person, firm, association, or corporation, other than the parties hereto and their successors in interest, any right, remedy, or claim under or by reason of this Plan or any covenant, condition, or stipulation hereof, and all covenants, conditions and stipulations in this Plan, by or on behalf of any party, are for the sole and exclusive benefit of the parties hereto.

9.3    Withholding.    The Company retains the right to deduct and withhold from any payments made hereunder all sums which it then may be required to deduct or withhold pursuant to any applicable tax, statute, law, regulation, or order of any jurisdiction whatsoever.

9.4    Obligations to the Company.    If a Participant becomes entitled to a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owed to the Company, the payment to the Participant or his Beneficiary shall be reduced by, or set off against, the amount of such indebtedness or claim, and the Participant, as a condition of participation hereunder, consents to such set-off. In addition to the foregoing, the payment to a Participant or his Beneficiary also shall be reduced by the Company’s costs and expenses, including reasonable attorneys’ and accountants’ fees, incurred in defending any claim for benefits brought against it by such Participant or Beneficiary.

9.5    Notice.    Any notice required or permitted to be made under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to (i) in the case of notice to the Company or the Committee, the principal office of the Company, directed to the attention of the Committee, and (ii) in the case of a Participant or Beneficiary, the Participant’s (or Beneficiary’s) mailing address maintained in the Company’s personnel records. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the receipt for registration or certification.

9.6    No Loans.    The account balances in the plan are not available for loans. The amounts cannot be pledged as collateral for loans from third parties.

9.7    FICA Withholding.    Although not subject to state or federal income tax withholding at time of deferral, such deferrals are subject to FICA tax withholding. FICA tax withholding on amounts deferred will be withheld from compensation paid to the participant.

IN WITNESS WHEREOF, Applied Micro Circuits Corporation has caused this Plan to be executed by its duly authorized officer on April     , 2002.

APPLIED MICRO CIRCUITS CORPORATION

By:

Its: